EXHIBIT 10.1

CERTAIN SCHEDULES AND EXHIBITS HAVE BEEN OMITTED PURSUANT TO ITEM 601(a)(5) OF REGULATION S-K. IN ADDITION, PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(b)(2) of REGULATION S-K BECAUSE THEY (i) ARE NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. THE COMPANY AGREES TO FILE SUPPLEMENTALLY TO THE COMMISSION AN UNREDACTED COPY OF THIS EXHIBIT, OR A COPY OF ANY OMITTED SCHEDULE OR EXHIBIT, UPON REQUEST. OMITTED SCHEDULES AND INFORMATION ARE REPRESENTED BY A [*].

AMENDMENT #1 TO THE AGREEMENT

BETWEEN

DIGITAL LOCATIONS, INC

AND

THE FLORIDA INTERNATIONAL UNIVERSITY BOARD OF TRUSTEES

This Amendment is entered into as of the __16_ day of May, 2024 between Digital Locations, Inc. (hereinafter “Sponsor”), and the Florida International University Board of Trustees (hereinafter “FIU” or “University”), Sponsor and FIU shall hereinafter be referred to collectively as the “Parties” and individually as a “Party”, to modify that certain Agreement (hereinafter “Agreement”), entered into between the Parties to conduct work related to the project entitled “Direct Phone to Satellite Communication” (“Project”).

WHEREAS, the Parties wish to modify the Agreement as set forth hereinafter;

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby enter into this Amendment and agree to modify the Agreement as follows:

I.	PERIOD OF PERFORMANCE

The period of performance of the Agreement is hereby modified so that the agreement shall continue without interruption until 12/31/2025 (“Project Period”).

IV.	STATEMENT OF WORK

The Statement of Work, Appendix A of the Agreement, is revised as set forth in the Appendix A-1 attached hereto to provide for responsibilities of University in addition to those set forth in the Appendix A-1 in the Agreement.

V.	ALLOCATION OF FUNDS

The Allocation of Funds section of the Agreement is hereby modified to state that the funds provided for FIU’s involvement in this Project shall not exceed $[*].

Accordingly, the funds provided for FIU’s involvement in the Project is hereby modified to increase the funding to FIU pursuant to the Agreement by the amount of $[*].

Additional funds provided for FIU’s involvement in this amendment shall be the fixed price amount of $[*] payable to FIU in US dollars (US$) according to this quarterly payment schedule;

September 2024:	$	[*]

December 2024:	$	[*]

March 2025:	$	[*]

June 2025:	$	[*]

Payment shall be made by Sponsor via wire (electronic funds) transfer to : [*]

All other terms and conditions of the Agreement remain unchanged and in full force and effect except to the extent that any other provision is in conflict with the modifications set forth herein in which case the modifications in this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned officials as duly authorized.

THE FLORIDA INTERNATIONAL UNIVERSITY BOARD OF TRUSTEES	DIGITAL LOCATIONS, INC.

/s/ Ana M. Villafana	/s/ Rich Berliner
Name: Ana M. Villafana	Name: Rich Berliner
Title: Senior Director, Awards	Title: CEO
Division of Research
Florida International University

May 16, 2024	May 16, 2024

APPENDIX A-1

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